SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Geneva, Switzerland – May 20, 2014. Research Frontiers (Nasdaq: REFR) licensee Vision Systems continues to demonstrate its reputation for innovation this week with two new enhancements to its Nuance brand of SPD-Smart products for aircraft cabin windows. These solutions are being unveiled publicly for the first time at the 2014 European Business Aviation Convention & Exhibition (EBACE) being held in Geneva, Switzerland from May 20-22.

Multi-zone Control Capability

One new solution offers passengers the ability to independently control the tint of different “zones” within the same window. As described by Vision Systems today, this enhancement:

“…is a multizone solar protection providing more comfort thanks to a more accurate regulation of the light as each zone can be controlled independently without separation marks on the window. Darker from the top down like a Venetian blind, from the bottom up, or by adjusting any zone at any level, this multizone solution also offers a new design.”

Passengers will frequently value this feature. For example, consider times when the sun is shining directly through the top part of a passenger’s window. He or she can select a darker level of tint to control light and glare from direct sun, and at the same time select a lighter level of tint in the lower part of the window, to keep and maximize his or her magnificent view of the ground.

This benefit is possible because SPD-Smart light control technology is film-based, rather than coated directly onto glass as is the case with electrochromic technology. SPD film offers many other production, performance, and flexibility advantages over other electronically dimmable window technologies, including the greatest levels of cabin darkening and instant switching speed.

Improved Dark State and Range of Light Transmission Capability

The second solution unveiled by Vision Systems is an improvement in the optical performance of its Nuance SPD-Smart windows. Vision Systems said today that this new solution:

“…contains a single SPD film offering wider amplitude between clear and dark and very low haze. The clearest state is as clear as the original Nuance solution and the darkest state is as dark as Nuance Dual (2 SPD films) keeping interiors cooler.”

SPD technology already makes possible the darkest EDW available, and as the cabin darkening performance of an EDW is being closely evaluated by all sectors of the aviation market, this Vision Systems enhancement will be highly valued both in general aviation and commercial aviation.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated May 20, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: May 20, 2014